Exhibit 99.1

ALLERGAN REPORTS THIRD QUARTER 2011 OPERATING RESULTS

¡        Board of Directors Declares Third Quarter Dividend

(IRVINE, Calif., October 26, 2011) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended September 30, 2011. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.05 per share, payable on December 1, 2011 to stockholders of record on November 10, 2011.

Operating Results Attributable to Stockholders

For the quarter ended September 30, 2011:

•	Allergan reported $0.81 diluted earnings per share attributable to stockholders compared to $2.21 diluted loss per share attributable to stockholders for the third quarter of 2010.

•

Allergan reported $0.92 non-GAAP diluted earnings per share attributable to stockholders compared to $0.78 non-GAAP diluted earnings per share attributable to stockholders for the third quarter of 2010, a 17.9 percent increase.

Product Sales

For the quarter ended September 30, 2011:

•

Allergan reported $1,311.1 million total product net sales. Total product net sales increased 10.0 percent compared to total product net sales in the third quarter of 2010. On a constant currency basis, total product net sales increased 7.2 percent compared to total product net sales in the third quarter of 2010.

•	Total specialty pharmaceuticals net sales increased 10.1 percent, or 7.5 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the third quarter of 2010.

•	Total medical devices net sales increased 9.2 percent, or 5.6 percent on a constant currency basis, compared to total medical devices net sales in the third quarter of 2010.

“We are very pleased with the progress of the launch of BOTOX® for chronic migraine in the United States and with the opportunity represented by the recent approvals of BOTOX® for urinary incontinence in adults with neurologic conditions,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “Furthermore, we are encouraged by the continuing good growth of our global cash pay businesses in the quarter.”

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Product and Pipeline Update

During the third quarter of 2011:

•

Effective July 1, 2011, Allergan established direct operations in South Africa, building upon its successful distribution agreement with Genop Healthcare (Genop) in the region for the past 13 years. Under the terms of the transaction, Allergan acquired the Allergan-related parts of Genop’s business and assumed responsibility for promotion, marketing and distribution of all its products in South Africa.

•

On July 22, 2011, Allergan closed the merger of Vicept Therapeutics, Inc. (Vicept), a privately-held dermatology company, for an up-front payment of $75 million. Vicept’s lead investigational product, V-101, is a topical cream for the treatment of the erythema (redness) associated with rosacea. Allergan is also obligated to make additional payments of up to an aggregate of $200 million contingent upon achieving certain future development and regulatory milestones as well as additional payments contingent upon achieving certain sales milestones.

•

On July 27, 2011, the National Institute for Health and Clinical Excellence (NICE) issued final guidance recommending OZURDEX® (dexamethasone 0.7mg intravitreal implant in applicator) for the treatment of macular edema due to central retinal vein occlusion and also for branch retinal vein occlusion where laser photocoagulation is neither beneficial nor appropriate.

•

On August 24, 2011, Allergan announced the United States Food and Drug Administration (FDA) approved BOTOX® (onabotulinumtoxinA) for injection for the treatment of urinary incontinence due to detrusor overactivity associated with a neurologic condition (e.g., spinal cord injury, multiple sclerosis) in adults who have an inadequate response to or are intolerant of an anticholinergic medication.

•

On September 1, 2011, Allergan announced that BOTOX® (botulinum toxin type A) has been licensed by the Irish Medicines Board for symptom relief in adults with chronic migraine, defined as headaches on ≥15 days per month of which at least 8 days with migraine, who have responded inadequately to or are intolerant of prophylactic migraine medications; as well as for urinary incontinence in adults with neurogenic detrusor overactivity resulting from neurogenic bladder due to stable sub-cervical spinal cord injury, or multiple sclerosis. Ireland is the first country to issue a license for each of these indications following the Mutual Recognition Procedure in 14 countries in Europe.

•	Allergan filed a premarket approval application with the FDA for JUVÉDERM VOLUMA™ with Lidocaine Injectable Gel, a next generation hyaluronic acid dermal filler for volumizing the mid-face.

Following the end of the third quarter of 2011:

•

Allergan entered into an agreement with Family Health, its distributor in Russia, to establish direct operations for its medical aesthetics and neurosciences businesses beginning in the first quarter of 2012.

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Outlook

For the full year of 2011, Allergan now expects:

•	Total product net sales between $5,295 million and $5,370 million.

•	Total specialty pharmaceuticals net sales between $4,385 million and $4,440 million.

•	Total medical devices net sales between $910 million and $930 million.

•	ALPHAGAN® franchise product net sales between $410 million and $420 million.

•	LUMIGAN® franchise product net sales between $610 million and $630 million.

•	RESTASIS® product net sales between $680 million and $710 million.

•	BOTOX® product net sales between $1,570 million and $1,600 million.

•	LATISSE® product net sales at approximately $100 million.

•	Breast aesthetics product net sales between $350 million and $360 million.

•	Obesity intervention product net sales at approximately $200 million.

•	Facial aesthetics product net sales between $360 million and $370 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 14.5%.

•	Non-GAAP other revenue at approximately $70 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 40%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $20 million. This expectation excludes the amortization of certain acquired intangible assets associated with business combinations, asset purchases and product licenses.

•	Non-GAAP diluted earnings per share attributable to stockholders between $3.62 and $3.64.

•	Diluted shares outstanding at approximately 310 million.

•	Effective tax rate on non-GAAP earnings at approximately 28%.

For the fourth quarter of 2011, Allergan now expects:

•	Total product net sales between $1,330 million and $1,405 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.97 and $0.99.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenues, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP legal settlement, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes.

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Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, market potential, expected growth and regulatory approvals as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2010 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

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About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 10,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Operations and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	September 30, 2011				September 30, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,311.1	$–		$1,311.1	$1,192.0	$–		$1,192.0
Other revenues	17.3	–		17.3	16.2	–		16.2

	1,328.4	–		1,328.4	1,208.2	–		1,208.2
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	188.1	(0.4	)(a)	187.7	177.7	–		177.7
Selling, general and administrative	538.5	(21.4	)(a)(b)(c)(d)	517.1	517.3	(46.9	)(k)(l)(m)	470.4
Research and development	221.3	–		221.3	194.0	(0.1	)(l)	193.9
Amortization of acquired intangible assets	31.9	(26.0	)(e)	5.9	31.1	(25.2	)(e)	5.9
Legal settlement	–	–		–	609.9	(609.9	)(n)	–
Impairment of intangible assets and related costs	4.3	(4.3	)(f)	–	369.1	(369.1	)(o)	–
Restructuring charges (reversal)	(0.1)	0.1	(g)	–	0.1	(0.1	)(g)	–

Operating income (loss)	344.4	52.0		396.4	(691.0)	1,051.3		360.3

Non-operating income (expense)
Interest income	1.8	–		1.8	1.6	–		1.6
Interest expense	(15.2)	–		(15.2)	(20.4)	6.3	(p)	(14.1)
Other, net	25.8	(17.3	)(h)(i)	8.5	(17.9)	15.2	(q)	(2.7)

	12.4	(17.3)		(4.9)	(36.7)	21.5		(15.2)

Earnings (loss) before income taxes	356.8	34.7		391.5	(727.7)	1,072.8		345.1

Provision (benefit) for income taxes	105.8	0.4	(j)	106.2	(59.0)	163.1	(r)	104.1

Net earnings (loss)	251.0	34.3		285.3	(668.7)	909.7		241.0

Net earnings attributable to noncontrolling interest	1.2	–		1.2	1.8	–		1.8

Net earnings (loss) attributable to Allergan, Inc.	$249.8	$34.3		$284.1	$(670.5)	$909.7		$239.2

Net earnings (loss) per share attributable to Allergan, Inc. stockholders:
Basic	$0.82			$0.93	$(2.21)			$0.79

Diluted	$0.81			$0.92	$(2.21)			$0.78

Weighted average number of common shares outstanding:
Basic	304.2			304.2	302.8			302.8
Diluted	309.8			309.8	302.8			307.3

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.3%			14.3%	14.9%			14.9%
Selling, general and administrative	41.1%			39.4%	43.4%			39.5%
Research and development	16.9%			16.9%	16.3%			16.3%

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(a)	Fair market value inventory adjustment rollout of $0.4 million included in cost of sales and transaction costs of $0.1 million included in selling, general and administrative expenses associated with the purchase of a distributor’s business in South Africa related to Allergan’s products
(b)	External costs of $0.8 million for stockholder derivative litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in a company press release on September 1, 2010
(c)	Milestone payment of $20.0 million for the United States Food and Drug Administration (FDA) acceptance of an New Drug Application (NDA) filing for technology associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc.
(d)	Other miscellaneous transaction costs related to business combinations of $0.5 million
(e)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(f)	Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.
(g)	Net restructuring charges (reversal)
(h)	Unrealized gain on the mark-to-market adjustment to derivative instruments of $16.8 million
(i)	Gain on sale of investments of $0.5 million
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $34.7 million	$(10.2)
Change in estimated tax benefit associated with the upfront licensing fee paid to Molecular Partners AG	11.7
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	(1.9)

$(0.4)

(k)	External costs of $3.0 million associated with responding to the DOJ subpoena regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(l)	Distributor termination fee of $33.0 million and related transaction, integration and transition costs of $0.4 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products, consisting of selling, general and administrative expenses of $33.3 million and research and development expenses of $0.1 million
(m)	Writeoff of manufacturing assets related to the abandonment of an eye care product of $10.6 million
(n)	Legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(o)	Aggregate charges related to the impairment of the Sanctura® assets
(p)	Non-cash interest expense associated with amortization of convertible debt discount
(q)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(r)	Total tax effect for non-GAAP pre-tax adjustments

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and nine months ended September 30, 2011 and September 30, 2010 and with respect to anticipated results for the fourth quarter and full year of 2011. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP legal settlement,” “non-GAAP impairment of intangible assets and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

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Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Operations and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Nine months ended
In millions, except per share amounts	September 30, 2011				September 30, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$3,964.3	$–		$3,964.3	$3,529.5	$–		$3,529.5
Other revenues	52.5	–		52.5	80.6	(36.0	)(p)	44.6

	4,016.8	–		4,016.8	3,610.1	(36.0)		3,574.1
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	566.7	(0.4	)(a)	566.3	539.2	–		539.2
Selling, general and administrative	1,694.7	(80.4	)(a)(b)(c)(d)(e)(f)(g)	1,614.3	1,490.1	(56.9	)(q)(r)(s)(t)(u)	1,433.2
Research and development	676.4	(45.0	)(d)	631.4	604.3	(43.1	)(r)(t)	561.2
Amortization of acquired intangible assets	95.6	(77.9	)(h)	17.7	105.5	(87.9	)(h)	17.6
Legal settlement	–	–		–	609.9	(609.9	)(v)	–
Impairment of intangible assets and related costs	23.7	(23.7	)(e)(i)(j)	–	369.1	(369.1	)(w)	–
Restructuring charges	4.6	(4.6	)(k)	–	0.8	(0.8	)(k)	–

Operating income (loss)	955.1	232.0		1,187.1	(108.8)	1,131.7		1,022.9

Non-operating income (expense)
Interest income	5.6	–		5.6	4.1	–		4.1
Interest expense	(55.1)	7.3	(l)	(47.8)	(50.9)	18.7	(l)	(32.2)
Other, net	10.4	(13.4	)(m)(n)	(3.0)	(6.6)	7.0	(x)	0.4

	(39.1)	(6.1)		(45.2)	(53.4)	25.7		(27.7)

Earnings (loss) before income taxes	916.0	225.9		1,141.9	(162.2)	1,157.4		995.2

Provision for income taxes	257.6	59.9	(o)	317.5	96.0	194.1	(y)	290.1

Net earnings (loss)	658.4	166.0		824.4	(258.2)	963.3		705.1

Net earnings attributable to noncontrolling interest	3.7	–		3.7	4.3	–		4.3

Net earnings (loss) attributable to Allergan, Inc.	$654.7	$166.0		$820.7	$(262.5)	$963.3		$700.8

Net earnings (loss) per share attributable to Allergan, Inc. stockholders:
Basic	$2.15			$2.70	$(0.87)			$2.31

Diluted	$2.11			$2.64	$(0.87)			$2.28

Weighted average number of common shares outstanding:
Basic	304.4			304.4	303.2			303.2
Diluted	310.3			310.3	303.2			307.3

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.3%			14.3%	15.3%			15.3%
Selling, general and administrative	42.7%			40.7%	42.2%			40.6%
Research and development	17.1%			15.9%	17.1%			15.9%

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(a)	Fair market value inventory adjustment rollout of $0.4 million included in cost of sales and transaction costs of $0.7 million included in selling, general and administrative expenses associated with the purchase of a distributor’s business in South Africa related to Allergan’s products
(b)	Expense from changes in fair value of contingent consideration of $2.3 million and integration and transaction costs of $0.2 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(c)	External costs of $3.1 million for stockholder derivative litigation costs associated with the DOJ settlement announced in a company press release on September 1, 2010
(d)	Upfront licensing fee of $45.0 million included in research and development expenses associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(e)

Fixed asset impairment of $2.2 million and a gain of $9.4 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary included in selling, general and administrative expenses, and intangible asset impairment of $16.1 million resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System, a technology acquired by Allergan in the 2007 EndoArt SA acquisition

(f)	Other miscellaneous transaction costs related to business combinations of $0.6 million
(g)	Upfront payment of $60.0 million and subsequent milestone payment of $20.0 million for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs of $0.6 million
(h)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(i)	Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc. of $4.3 million
(j)

Additional costs of $3.3 million for the termination of a third-party agreement primarily related to the promotion of Sanctura XR® associated with the impairment of the Sanctura® assets in the third quarter of 2010

(k)	Net restructuring charges
(l)	Non-cash interest expense associated with amortization of convertible debt discount
(m)	Unrealized gain on the mark-to-market adjustment to derivative instruments of $12.0 million
(n)	Gain on sale of investments of $1.4 million
(o)	Total tax effect for non-GAAP pre-tax adjustments
(p)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(q)	External costs of $11.5 million associated with responding to the DOJ subpoena regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(r)	Distributor termination fee of $33.0 million and related transaction, integration and transition costs of $1.0 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products, consisting of selling, general and administrative expenses of $33.9 million and research and development expenses of $0.1 million
(s)	Integration and transaction costs related to the acquisition of Serica Technologies, Inc. of $0.5 million
(t)	Upfront licensing fee of $43.0 million included in research and development expenses associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(u)	Writeoff of manufacturing assets related to the abandonment of an eye care product of $10.6 million
(v)	Legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(w)	Aggregate charges related to the impairment of the Sanctura® assets
(x)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(y)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $1,157.4 million	$(193.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(0.7)

$(194.1)

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	September 30, 2011	December 31, 2010

Assets

Cash and equivalents	$2,212.0	$1,991.2
Short-term investments	66.5	749.1
Trade receivables, net	710.9	647.3
Inventories	242.1	229.4
Other current assets	451.1	376.7

Total current assets	3,682.6	3,993.7

Property, plant and equipment, net	791.1	800.6
Intangible assets, net	1,198.8	996.0
Goodwill	2,093.2	2,038.6
Other noncurrent assets	418.3	479.2

Total assets	$8,184.0	$8,308.1

Liabilities and equity

Notes payable	$78.8	$28.1
Convertible notes	–	642.5
Accounts payable	190.1	222.5
Other accrued expenses and income taxes	654.8	635.3

Total current liabilities	923.7	1,528.4

Long-term debt	1,516.2	1,534.2
Other liabilities	615.6	464.4

Equity:
Allergan, Inc. stockholders’ equity	5,105.7	4,757.7
Noncontrolling interest	22.8	23.4

Total equity	5,128.5	4,781.1

Total liabilities and equity	$8,184.0	$8,308.1

DSO	49	46

DOH	118	115

Cash and equivalents and short-term investments	$2,278.5	$2,740.3
Total notes payable, convertible notes and long-term debt	(1,595.0)	(2,204.8)

Cash and short-term investments, net of debt	$683.5	$535.5

Debt-to-capital percentage	23.7%	31.6%

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12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	September 30 2011	September 30, 2010

Net earnings (loss) attributable to Allergan, Inc.	$249.8	$(670.5)

Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout and transaction costs associated with the purchase of a distributor’s business in South Africa	0.5	–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	0.8	3.0
Milestone payment for the FDA acceptance of an NDA filing for technology associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc.	20.0	–
Other miscellaneous transaction costs related to business combinations	0.5	–
Amortization of acquired intangible assets	26.0	25.2
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	4.3	–
Net restructuring charges (reversal)	(0.1)	0.1
Unrealized (gain) loss on derivative instruments	(16.8)	15.2
Gain on sale of investments	(0.5)	–
Distributor termination fee and related costs associated with the purchase of a distributor’s business in Turkey	–	33.4
Writeoff of manufacturing assets related to the abandonment of an eye care product	–	10.6
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	–	609.9
Aggregate charges related to the impairment of the Sanctura® assets	–	369.1
Non-cash interest expense associated with amortization of convertible debt discount	–	6.3

	284.5	402.3

Tax effect for above items	(10.2)	(163.1)
Change in estimated tax benefit associated with the upfront licensing fee paid to Molecular Partners AG	11.7	–
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	(1.9)	–

Non-GAAP earnings attributable to Allergan, Inc.	$284.1	$239.2

Weighted average number of shares outstanding	304.2	302.8

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.6	4.4

Dilutive effect of assumed conversion of convertible notes outstanding	–	0.1

	309.8	307.3

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13-13-13

Diluted earnings (loss) per share attributable to Allergan, Inc. stockholders	$0.81		$(2.21)

Effect of additional dilutive shares (a)	–		0.03

Non-GAAP earnings per share adjustments:
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	–		0.01
Milestone payment for the FDA acceptance of an NDA filing for technology associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc.	0.04		–
Amortization of acquired intangible assets	0.06		0.05
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	0.01		–
Unrealized (gain) loss on derivative instruments	(0.03)		0.03
Distributor termination fee and related costs associated with the purchase of a distributor’s business in Turkey	–		0.10
Writeoff of manufacturing assets related to the abandonment of an eye care product	–		0.03
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	–		1.99
Aggregate charges related to the impairment of the Sanctura® assets	–		0.74
Non-cash interest expense associated with amortization of convertible debt discount	–		0.01
Change in estimated tax benefit associated with the upfront licensing fee paid to Molecular Partners AG	0.04		–
Change in estimated taxes related to uncertain tax position and tax credits included in prior year filings	(0.01)		–

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.92		$0.78

Year over year change		17.9%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options, non-vested equity shares and share units and the assumed conversion of convertible notes

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14-14-14

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Nine months ended
	September 30, 2011	September 30, 2010

Net earnings (loss) attributable to Allergan, Inc.	$654.7	$(262.5)

Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout and transaction costs associated with the purchase of a distributor’s business in South Africa	1.1	–
Expense from changes in fair value of contingent consideration, distributor termination fee and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	2.5	34.0
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	3.1	11.5
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	45.1	–
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	8.9	–
Other miscellaneous transaction costs related to business combinations	0.6	–
Upfront payment and subsequent milestone payment for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs	80.6	–
Amortization of acquired intangible assets	77.9	87.9
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	4.3	–
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	3.3	–
Net restructuring charges	4.6	0.8
Non-cash interest expense associated with amortization of convertible debt discount	7.3	18.7
Unrealized (gain) loss on derivative instruments	(12.0)	7.0
Gain on sale of investments	(1.4)	–
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	–	(36.0)
Integration and transaction costs related to the acquisition of Serica Technologies, Inc.	–	0.5
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	–	43.4
Writeoff of manufacturing assets related to the abandonment of an eye care product	–	10.6
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	–	609.9
Aggregate charges related to the impairment of the Sanctura® assets	–	369.1

	880.6	894.9

Tax effect for above items	(59.9)	(193.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	–	(0.7)

Non-GAAP earnings attributable to Allergan, Inc.	$820.7	$700.8

Weighted average number of shares outstanding	304.4	303.2

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.5	4.0

Dilutive effect of assumed conversion of convertible notes outstanding	0.4	0.1

	310.3	307.3

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15-15-15

Diluted earnings (loss) per share attributable to Allergan, Inc. stockholders	$2.11		$(0.87)

Effect of additional dilutive shares (a)	–		0.02

Non-GAAP earnings per share adjustments:
Expense from changes in fair value of contingent consideration, distributor termination fee and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.01		0.10
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	–		0.02
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	0.13		–
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	0.03		–
Upfront payment and subsequent milestone payment for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs	0.16		–
Amortization of acquired intangible assets	0.17		0.18
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	0.01		–
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	0.01		–
Net restructuring charges	0.02		–
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.04
Unrealized (gain) loss on derivative instruments	(0.02)		0.01
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	–		(0.07)
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	–		0.09
Writeoff of manufacturing assets related to the abandonment of an eye care product	–		0.03
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	–		1.99
Aggregate charges related to the impairment of the Sanctura® assets	–		0.74

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$2.64		$2.28

Year over year change		15.8%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options, non-vested shares and share units and the assumed conversion of convertible notes

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16-16-16

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	September 30, 2011	September 30, 2010	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$611.6	$568.8	$42.8	$27.1	$15.7	7.5%	4.8%	2.7%
Botox/Neuromodulator	396.7	341.7	55.0	44.7	10.3	16.1%	13.1%	3.0%
Skin Care	66.4	61.4	5.0	4.8	0.2	8.1%	7.8%	0.3%
Urologics	15.0	17.4	(2.4)	(2.4)	–	(13.8)%	(13.8)%	–

Total Specialty Pharmaceuticals	1,089.7	989.3	100.4	74.2	26.2	10.1%	7.5%	2.6%

Breast Aesthetics	83.3	74.9	8.4	5.6	2.8	11.2%	7.5%	3.7%
Obesity Intervention	49.7	59.3	(9.6)	(11.0)	1.4	(16.2)%	(18.5)%	2.3%
Facial Aesthetics	88.4	68.5	19.9	16.8	3.1	29.1%	24.5%	4.6%

Total Medical Devices	221.4	202.7	18.7	11.4	7.3	9.2%	5.6%	3.6%

Product net sales	$1,311.1	$1,192.0	$119.1	$85.6	$33.5	10.0%	7.2%	2.8%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$100.5	$99.8	$0.7	$(1.8)	$2.5	0.7%	(1.8)%	2.5%
Lumigan Franchise	147.0	134.4	12.6	7.0	5.6	9.3%	5.2%	4.1%
Restasis	166.1	158.9	7.2	7.7	(0.5)	4.5%	4.8%	(0.3)%
Sanctura Franchise	15.0	17.4	(2.4)	(2.4)	–	(13.8)%	(13.8)%	–
Latisse	21.8	21.7	0.1	(0.1)	0.2	0.4%	(0.4)%	0.8%

Domestic	59.3%	62.6%
International	40.7%	37.4%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Nine months ended
	September 30, 2011	September 30, 2010	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$1,861.1	$1,658.6	$202.5	$158.3	$44.2	12.2%	9.5%	2.7%
Botox/Neuromodulator	1,179.6	1,033.2	146.4	116.0	30.4	14.2%	11.2%	3.0%
Skin Care	190.4	171.3	19.1	18.5	0.6	11.2%	10.8%	0.4%
Urologics	42.3	46.7	(4.4)	(4.4)	–	(9.4)%	(9.4)%	–

Total Specialty Pharmaceuticals	3,273.4	2,909.8	363.6	288.4	75.2	12.5%	9.9%	2.6%

Breast Aesthetics	262.9	234.4	28.5	20.8	7.7	12.2%	8.9%	3.3%
Obesity Intervention	156.2	182.4	(26.2)	(30.3)	4.1	(14.4)%	(16.6)%	2.2%
Facial Aesthetics	271.8	202.9	68.9	59.7	9.2	34.0%	29.4%	4.6%

Total Medical Devices	690.9	619.7	71.2	50.2	21.0	11.5%	8.1%	3.4%

Product net sales	$3,964.3	$3,529.5	$434.8	$338.6	$96.2	12.3%	9.6%	2.7%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$309.2	$298.2	$11.0	$4.3	$6.7	3.7%	1.4%	2.3%
Lumigan Franchise	452.9	384.9	68.0	53.4	14.6	17.7%	13.9%	3.8%
Restasis	501.1	445.6	55.5	55.5	–	12.5%	12.5%	–
Sanctura Franchise	42.3	46.7	(4.4)	(4.4)	–	(9.4)%	(9.4)%	–
Latisse	69.0	64.4	4.6	4.1	0.5	7.1%	6.3%	0.8%

Domestic	59.6%	62.9%
International	40.4%	37.1%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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17-17-17

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Fourth Quarter 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.91	$0.93

Amortization of acquired intangible assets	0.06	0.06

Non-GAAP diluted earnings per share expectations	$0.97	$0.99

	Full Year 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$3.03	$3.05

Expense from changes in fair value of contingent consideration and integration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.01	0.01
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	0.13	0.13
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	0.03	0.03
Upfront payment and subsequent milestone payment for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs	0.16	0.16
Amortization of acquired intangible assets	0.23	0.23
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	0.01	0.01
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	0.01	0.01
Net restructuring charges	0.02	0.02
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01
Unrealized gain on derivative instruments	(0.02)	(0.02)

Non-GAAP diluted earnings per share expectations	$3.62	$3.64

(a)

GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges, stockholder derivative litigation costs related to the 2010 DOJ settlement and costs associated with the discontinued development of the Easyband™ Remote Adjustable Gastric Band System that may occur but that are not currently known or determinable.

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